U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                     -------

                           COMMISSION FILE No. 0-20922

Date of Report (Date of earliest event reported)  February 1, 2000
                                                  ------------------

                           WHITEHALL ENTERPRISES, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                     75-2274730
--------------------------------          ---------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation)

801 Brickell Avenue, 9th Floor, Miami, Florida                     33131
----------------------------------------------                  ----------
(Address of principal executive offices)                        (Zip Code)


                                 (904) 409-0200
                 ---------------------------------------------
              (Registrant's telephone number, including area code)


   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1. Changes in Control of Registrant N/A, No change of control of registrant.

ITEM 2.   Acquisition and Disposition of Assets

          Agreement For The Purchase Of Alternative Lending Group, Inc.
          -------------------------------------------------------------

On January 22, 2000 Whitehall Enterprises, Inc. closed on the purchase of Alternative Lending Group, Inc. an Illinois corporation from R. Jeffrey Mertz. Alternative Lending Group is engaged in the mortgage banking and mortgage brokerage business. Their principal office is located in Phoenix, Arizona. The following table summarizes the more significant terms of the agreement:

* Whitehall Enterprises, Inc. acquired 100% of the shares of common stock of Alternative Lending Group in exchange for $950,000 as working capital and 8,000,000 shares of Whitehall's common stock, which is equivalent to 4% of their 200,000,000 issued shares.

* If Whitehall Enterprises, Inc. common shares exceeds 200,000,000 shares prior to one year to the date of closing, a proportional adjustment shall be made to Alternative Lending Group.

* Alternative Lending Group represents that they are not a party to or bound by any agreement of guarantee, indemnification, surety, or indebtedness of any other person, corporation or partnership, except for trade accounts payable incurred in the normal course of operations.

* Alternative Lending Group has executed all necessary documents holding Whitehall Enterprises, Inc. harmless of any liability pursuant to the purchase agreement.

                                    Business

Since its formation six years ago, Alternative Lending Group has grown from a single-city mortgage company based in Chicago - with $38 million first year gross business - to a mortgage bank covering nine states, with $93,592,399 of mortgage loans originated and closed in 1999. Alternative Lending Group has focused its mortgage origination through a consumer direct marketing channel and has maintained steady growth and profitability by providing mortgage loans to fit all types of consumers' needs. This coupled with the added control that mortgage banking provides, Alternative Lending Group is able to make loans simultaneously profitable and competitive because of the reduction in sales commissions and expenses associated with conventional mortgage brokerage firms.

Alternative Lending Group recently created two new divisions, the Wholesale Division and the Internet Online Mortgage Division. The new divisions will augment its present operation, which provides hands-on service to customers who request it through its traditional offices located in the Midwest and Southwest regions, and help establish the company's national presence and substantially increase gross production over the next twelve months. Additionally, the company has developed a new state-of-the art web-site Alternativelending.com, and business plan. The focus of the plan is to increase its market share over the next twelve months, from nine states to a national level. Since Alternative Lending Group is a mortgage bank it can provide a superior Internet online mortgage service, compared to those companies that still operate under the mortgage broker laws. Alternative Lending Group will have more flexibility with pricing, underwriting, closing times/locations and customer commination. All of this will place Alternative Lending Group in a strong position to compete directly with online leaders E-Loan and Mortgage.com, offering a superior product, and providing low cost mortgage options to all customers regardless of credit history.

Mortgage financing has traditionally been a lengthy ordeal, lasting weeks or sometimes even months. Alternative Lending Group offers the convenience of applying for all types of loans via the Internet. They utilize the Internet as a referral source for the past three years , and maintain a two million dollar monthly average loan volume from its previous web-site.

Now, with its new state-of-the-art web-site, Alternative Lending Group can quickly and efficiently allow its customers to find a product, choose the rate they want, and apply for a loan, all in about ten minutes and from the comfort of their own home computer. This feature allows Alternative Lending Group to have more control over its Internet Online Mortgage loans since they make the determination to approve the customer or supply them with alternative loan products, which might meet the customers needs. This is in contrast to other sites which simply approves or denies a customer.

With Alternative Lending Group's Wholesale Division the company will not only be marketing its Internet online mortgages, but also its mortgage banking services to other mortgage brokers. The Wholesale Division has allowed Alternative Lending Group to make every loan more profitable, thus allowing improved customer service, more competitive rates, costs and closing times.

ITEM 3.   Bankruptcy or Receivership
          None; not applicable.

ITEM 4.   Changes in Registrant's Certifying Accountant
          None; not applicable.

ITEM 5.   Other Events
          See item 2

ITEM 6.   Resignation of Directors and Executive Officers
          None; not applicable.

ITEM 7.   Financial Statements and Exhibits.

          (a) Financial Statements of Businesses Acquired.

          The Alternative Lending Group, Inc. balance sheet, as of
December 31, 1999 and related statements of income and retained earnings and cash flows for the year then ended and the report of independent auditors Eide Bailly LLP, certified public accountants and consultants thereon, together with the notes thereto, are located at pages 7 through 18 of this Report.

Audited Financial Statements of Alternative Lending Group, Inc.. for the period ended December 31, 1999.

*        Accountant's Report

*        Balance Sheet

*        Statement of Income and Retained Earnings

*        Statement of Cash Flows

*        Notes to Financial Statements

          (b) Pro Forma Financial Information.

          The Pro Forma Condensed Combined Balance Sheet (unaudited) as of September 30, 1999 and the Pro Forma Condensed Combined Statement of Operations (unaudited) for the year then ended and the notes thereto, are located at pages 19 through 22 of this report.

o        Pro Forma Condensed Combined Financial Statements

o        Pro Forma Condensed Combined Balance Sheet (unaudited)

o        Pro Forma Condensed Combined Statement of Operations (unaudited)

o        Notes to Pro Forma Condensed Combined Financial Statements

          (c) Exhibits.

       Exhibit
       Number              Description of Exhibit

       (10.48) Stock Purchase Agreement for the purchase of all issued and outstanding shares of ALG from R. Jeffrey Mertz. (1)

(1) Filed with Form 10-QSB for the period ended December 31, 1999.

ITEM 8.  Change in Fiscal Year
         None; not applicable.

ITEM 9.  Sale of Equity Securities pursuant to Regulation S.
         None; not applicable.

                                    Signature

Pursuant to the requirements of the securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Whitehall Enterprises, Inc.

By: /s/ Luis Alvarez
----------------------------
Luis Alvarez - President

                         ALTERNATIVE LENDING GROUP, INC.

                              Financial Statements

                                December 31, 1999

ALTERNATIVE LENDING GROUP, INC.
AUDITOR'S DATA
DECEMBER 31, 1999

--------------------------------------------------------------------------------


Audit Firm:                        Eide Bailly LLP
                                   Consultants and Certified Public Accountants
                                   7107 East Highland, Suite 100
                                   Phoenix, Arizona   85016
                                   (602)264-5844

Federal Identification Number:     45-0250958

Lead Auditor:                      Thomas Hartzler, CPA
                                   Partner
                                   (602)264-5844

                                 Eide Bailly LLP

                   Consultants * Certified Public Accountants

                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

The Shareholders
Alternative Lending Group, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheet of Alternative Lending Group, Inc. as of December 31, 1999, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alternative Lending Group, Inc. as of December 31, 1999, and the changes in its net assets and its cash flows for the nine month period then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The computation of adjusted net worth, (shown on page 8) is presented for the purposes of additional analysis and is not a required part of the basic financial statements of Alternative Lending Group, Inc. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Phoenix, Arizona
March 26, 2000

ALTERNATIVE LENDING GROUP, INC.
BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------

         ASSETS

Cash and cash equivalents                                           $   199,814
Accounts receivable                                                      34,543
Prepaids and deposits                                                    18,574
Loan inventory                                                        1,101,382
Property and equipment                                                   45,783
Other assets                                                            122,203
                                                                    -----------

                                                                    $ 1,522,299
                                                                    ===========

         LIABILITIES AND SHAREHOLDER'S EQUITY

Advance from related party                                          $   150,000
Accounts payable                                                         18,172
Capital lease liability                                                  17,143
Warehouse line of credit                                              1,094,203
Other liabilities                                                         1,425
Deferred income taxes                                                    18,000
                                                                    -----------

                                                                      1,298,943
                                                                    ------------

STOCKHOLDERS EQUITY
         Common stock, no-par value, issued and outstanding;
                  500,000 shares class A voting stock                     1,000
                  500,000 shares class B non-voting stock                   333
         Additional paid in capital                                     300,307
         Retained earnings                                              222,356
                                                                    -----------
                                                                        523,996

         Treasury stock, 500,000 shares class B, at cost               (300,640)
                                                                    -----------
                                                                        223,356
                                                                    -----------
                                                                    $ 1,522,299
                                                                    ===========

See Notes to Financial Statements

ALTERNATIVE LENDING GROUP, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

INCOME

         Mortgage origination fees                                    $1,831,710
                                                                      ----------
         Other income
                  Gain on the sale of loan inventory                     199,978
                  Underwriting fees                                       61,693
                  Interest                                                20,921
                  Miscellaneous income                                    18,935
                                                                      ----------
                                                                         301,527
                                                                      ----------

                                                                       2,133,237
                                                                      ----------
OPERATING EXPENSES

         Selling, general and administrative                           2,108,603
         Interest                                                          5,852
                                                                      ----------
                                                                       2,114,455
                                                                      ----------

INCOME BEFORE PROVISION FOR INCOME TAXES                                  18,782

PROVISION FOR INCOME TAX                                                   3,000
                                                                      ----------

NET INCOME                                                                15,782

RETAINED EARNINGS, BEGINNING OF YEAR                                     207,574
                                                                      ----------

RETAINED EARNINGS, END OF YEAR                                        $  223,356
                                                                      ==========





See Notes to Financial Statements

ALTERNATIVE LENDING GROUP, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES
         Net income                                                                                     $    15,782
                                                                                                        -----------
         Adjustments to reconcile net income to net cash
           provided by operating activities
           Depreciation and amortization                                                                      6,889
           (Increase) decrease in
                  Accounts receivable                                                                            23
                  Loan inventory                                                                         (1,101,382)
                  Prepaid expense and deposits                                                                4,834
                  Other assets                                                                              (51,632)
         Increase (decrease) in
                  Accounts payable                                                                           18,172
                  Accrued liabilities                                                                         1,425
                  Deferred income taxes                                                                       3,000
                  Income taxes payable                                                                       (7,226)
                  Warehouse line of credit                                                                1,094,153
                                                                                                        -----------
                           Total adjustments                                                                (31,744)
                                                                                                        -----------

                           Net cash used in operating activities                                            (15,962)
                                                                                                        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
         Purchase of property and equipment                                                                 (21,428)
         Decrease in notes receivables - officer                                                             16,168
                                                                                                        -----------

                           Net cash used in financing activities                                             (5,260)
                                                                                                        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
         Advanced from related party                                                                        150,000
         Principal payments under capital lease                                                                (798)
         Principle payments to notes payable - employee                                                     (20,000)
                                                                                                        -----------

                  Net cash provided by financing activities                                                 129,202
                                                                                                        -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                                   107,980

CASH AND CASH EQUIVALENT, beginning of year                                                                  91,834
                                                                                                        -----------

CASH AND CASH EQUIVALENTS, end of year                                                                  $   199,814
                                                                                                        ===========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES

         Property and equipment acquired with capital lease                                             $    17,941
                                                                                                        ===========

         Cash paid for interest                                                                         $     4,427
                                                                                                        ===========


See Notes to Financial Statements

ALTERNATIVE LENDING GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS

The company was incorporated in 1993 in Illinois to originate, broker and fund residential loans to individuals in the metropolitan Phoenix and Chicago areas. In 1998, the Company became a HUD approved loan correspondent, which allows the Company to originate and close HUD/FHA insured loans. As a certified HUD lender, the Company is required to comply with the provisions of HUD regulations and other requirements of the Secretary of HUD.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Corporation considers all highly liquid assets having a maturity of three moths or less to be cash equivalents.

REVENUE RECOGNITION

Origination fees for warehoused loans are recognized as revenue when the loans are made to the extent they represent reimbursement of loan origination costs. Revenues in the form of origination points, service release premiums and other fees are recognized upon the funding of the mortgage loan by the ultimate lender. Sales of loan inventory are generally without recourse and are recorded when the proceeds are received by the Company. Other types of revenue are also recognized as income when earned.

LOAN INVENTORY

Loan inventory consists of mortgages originated or purchased which are held for sale to customers. Loan inventory consists primarily of sub-prime mortgages. Inventory is recorded at the lower of cost or market value. Market value is determined using quoted market prices. Gains and losses on the sale of loan inventory are determined using the specific-identification method.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost with depreciation and amortization being provided over the estimated useful lives of the respective assets using the straight-line method.

INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus any deferred taxes. Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases, primarily cash basis reporting for income tax purposes. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

ADVERTISING COSTS

In addition to the advertising expenses incurred as a result of normal operations, the Company participates in various advertising and promotion programs. All costs related to advertising and promotion are expensed in the period incurred. Costs for advertising and promotion programs totaled approximately $300,000 for the year ended December 31, 1999.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1999:

           Furniture and equipment                                     $ 69,669
           Capital lease equipment                                       17,941
                                                                       --------
                                                                         87,610
           Accumulated depreciation and amortization                    (41,827)
                                                                       --------
                                                                       $ 45,783
                                                                       ========

Equipment under capital lease (included in Property and Equipment) consisted of the following at December 31, 1999:

           Computer equipment                                           $ 17,941

           Accumulated amortization                                        (798)
                                                                        --------

                                                                       $ 17,143
                                                                       ========

Amortization of equipment under capital leases, $798, is included with depreciation expense.

Minimum future annual lease payments under capital leases are as follows at December 31, 1999:

                           2000                                        $  7,844
                           2001                                           7,652
                           2002                                           5,780
                                                                       --------

           Total minimum lease payments                                  21,276
           Amount representing interest                                  (4,133)
                                                                       --------

           Present value of minimum lease payments                     $ 17,143
                                                                       ========


NOTE 4 - NOTES PAYABLE UNDER WAREHOUSE LINE OF CREDIT

The Company has a $2,500,000 warehousing line of credit from a financial institution and the institution has the right to reduce this limit with 30 days notice. The interest rate for the line of credit is prime plus 2% and is collateralized by assignment of mortgage notes and deeds of trust of the respective loans. At December 31, 1999, $1,094,203 was outstanding under this agreement.

           Total loans warehoused and sold                           $12,869,133
                                                                     ===========
           Number of mortgages warehoused and sold                           136
                                                                     ===========
           Total loan inventory                                      $ 1,101,382
                                                                     ===========
           Number of mortgages in loan inventory                              12
                                                                     ===========


NOTE 5 - OPERATING LEASE COMMITMENTS

The Corporation leases office space, vehicles, two copiers, and office furniture under noncancelable operating leases, which have initial terms in excess of one year. Future minimum annual lease payments under these operating lease are as follows at December 31, 1999:

                 2000                                                   $113,137
                 2001                                                     97,628
                 2002                                                     97,675
                 2003                                                     89,402
                 2004                                                     59,601
                                                                        --------
                                                                        $457,443
                                                                        ========

Total expense under these leases was approximately $101,700 for the year December 31, 1999.

NOTE 6 - NET WORTH REQUIREMENTS

The Company, as a HUD approved loan correspondent, is required to maintain a minimum adjusted net worth, as defined, of $75,000. At December 31, 1999, the Company has an adjusted net worth for HUD requirement purposes of $223,356.

NOTE 7 - SUBSEQUENT EVENTS

In 1999, the Company and its stockholders entered into a purchase agreement with Whitehall Enterprises for the sale of all the outstanding common stock of the Company to Whitehall Enterprises, this transaction closed in January 2000. As part of this agreement, Whitehall Enterprises agreed to provide Alternative Lending Group working capital of one hundred fifty thousand dollars ($150,000) in December 1999. This advance has been reflected as an advance from related party at December 31, 1999.

In March 2000, the Company acquired Direct Financial LLC, a Michigan mortgage broker/lender, in exchange for 2,125,000 shares of restricted Whitehall stock which was valued at $1.00 per share upon closing.

                                    # # # # #

                        PRO FORMA COMBINED FINANCIAL DATA

On January 22, 2000 Whitehall Enterprises, Inc. closed on the purchase of Alternative Lending Group, Inc. ("ALG") an Illinois corporation. Alternative Lending Group is engaged in the mortgage banking and mortgage brokerage business. As a result thereof ALG became a wholly owned subsidiary of the Company.

The following pro forma financial data of the Company consists of (i) a pro forma condensed combined balance sheet (unaudited) as of September 30, 1999 (the "Pro Forma Balance Sheet"), and (ii) a 1999 fiscal year pro forma condensed combined statement of operations (unaudited) (the 1999 Pro Forma Statement of Operations"), (collectively, the "Pro Forma Statements").

The Pro Forma Balance Sheet reflects the combination of the balance sheet of the Company as of September 30, 1999, and the balance sheet of LAG as of December 31, 1999, adjusted for the ALG Acquisition. The Pro Forma Balance Sheet is presented as if the ALG Acquisition was consummated on September 30, 1999. The 1999 Pro Forma Statement of Operations reflects the combination of the income statement of the Company for the year ended September 30, 1999, and the income statement of ALG for the year ended December 31, 1999, as adjusted for the ALG Acquisition. The 1999 Pro Forma Statement of Income is presented as if the MBM Acquisition was consummated on September 30, 1999. The Pro Forma Statements should be read in conjunction with the separate historical financial statements of the Company and ALG and the notes thereto and with the accompanying notes to the Pro Forma Statements. The Pro Forma Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned transaction in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or the results of operations at any future date or for any future period.

         WHITEHALL ENTERPRISES, INC. AND ALTERNATIVE LENDING GROUP, INC.
             Pro-Forma Condensed Combined Balance Sheet - Unaudited
                               September 30, 1999

                                                                HISTORICAL                                 PRO-FORMA
                                                   --------------------------------------     -----------------------------------
          ASSETS
                                                    Whitehall          ALG                              Adjustments
                                                   September 30,   December 31,                             for
                                                        1999           1999      Combined               Acquisition       Combined
                                                    -----------   -----------   -----------   ------    -----------     -----------
 Current Assets
   Cash                                             $    2,264    $  199,814    $  202,078                                 $202,078
   Accounts receivable                                 577,477        34,543       612,020                                  612,020
   Inventories                                         448,361             -       448,361                                  448,361
   Prepaid expenses                                     73,949        18,574        92,523                                   92,523
                                                    ----------    ----------    ----------                               ----------
 Total Current Assets                                1,102,051       252,931     1,354,982                                1,354,982
                                                    ----------    ----------    ----------                               ----------

 Loans Receivable                                    1,608,853     1,101,382     2,710,235                                2,710,235

 Deferred Financing Costs                              279,337             -       279,337                                  279,337

 Property and Equipment                              2,662,553        87,610     2,750,163                                2,750,163
 Less Accumulated Depreciation                      (2,142,371)      (41,827)   (2,184,198)                              (2,184,198)
                                                    ----------    ----------    ----------                               ----------
   Property and Equipment - Net                        520,182        45,783       565,965                                  565,965
                                                    ----------    ----------    ----------                               ----------

Investments in ALG                                           -             -             -                                        -

 Other Assets
   Patents                                             350,000             -       350,000                                  350,000
   Deposits                                              1,166             -         1,166                                    1,166
   Other                                                     -       122,203       122,203                                  122,203
   Goodwill                                                  -             -             -    (a)             176,644       176,644
                                                    ----------    ----------    ----------                               ----------
 Total Other Assets                                    351,166       122,203       473,369                                  650,013
                                                    ----------    ----------    ----------                               ----------
 TOTAL ASSETS                                       $3,861,589    $1,522,299    $5,383,888                               $5,560,532
                                                    ==========    ==========    ==========                               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

 Liabilities

 Current Liabilities
   Current portion of long term debt                $  536,510             -    $  536,510                                 $536,510
   Advance from related party                                -    $  150,000       150,000    (c)            (150,000)            0
   Notes payable - bank                                525,624             -       525,624                                  525,624
   Income taxes payable                                 30,413             -        30,413                                   30,413
   Accounts payable                                    995,585        18,172     1,013,757                                1,013,757
   Other liabilities                                         -         1,425         1,425                                    1,425
                                                    ----------    ----------    ----------                               ----------
Total Current Liabilities                            2,088,132       169,597     2,257,729                                2,107,729
                                                    ----------    ----------    ----------                               ----------

 Deferred Income Taxes                                  54,171        18,000        72,171                                   72,171
 Capital lease liability                                     -        17,143        17,143                                   17,143
 Warehouse line of credit                                    -     1,094,203     1,094,203                                1,094,203
 Long-Term Debt                                        629,771             -       629,771                                  629,771
                                                    ----------    ----------    ----------                               ----------
 Total Liabilities                                   2,772,074     1,298,943     4,071,017                                3,921,017
                                                    ----------    ----------    ----------                               ----------

 Shareholders' Equity
    Preferred stock, $.001  par value,
     4,000,000 million shares authorized, issued
     and outstanding at December 31, 1998                4,000             -         4,000                                    4,000
    Common Stock, $.0001 par value,
     200,000,000 shares authorized, 124,900,000
     shares issued and outstanding                      12,493             -        12,493    (a)                 800        13,293
    Common stock, no-par value,
     issued and outstanding;
     500,000 class A voting stock;                           -         1,000         1,000    (a)              (1,000)            0
     500,000 class B nonvoting stock                         -           333           333    (b)                (333)            0
    Additional Paid In Capital                         998,653       300,307     1,298,960    (a),(b) & (c)   248,893     1,547,853
    Retained Earnings                                   74,369       222,356       296,725    (a)            (222,356)       74,369
    Treasury stock, 500,000 shares class B at cost           -      (300,640)     (300,640)   (b)             300,640             0
                                                    ----------    ----------    ----------                               ----------
 Total Stockholders' Equity                          1,089,515       223,356     1,312,871                                1,639,515
                                                    ----------    ----------    ----------                               ----------
 TOTAL LIABILITIES AND
   STOCKHOLDER'S EQUITY                             $3,861,589    $1,522,299    $5,383,888                               $5,560,532
                                                    ==========    ==========    ==========                               ==========

                       See Notes to Financial Statements.

         WHITEHALL ENTERPRISES, INC. AND ALTERNATIVE LENDING GROUP, INC.
        Pro-Forma Condensed Combined Statement of Operations - Unaudited
                      For the Year Ended September 30, 1999


                                                       HISTORICAL                                  PRO-FORMAL
                                           --------------------------------------------    ------------------------------------

                                              Whitehall           ALG                              Adjustments
                                            September 30,     December 31,                             for
                                                1999             1999          Combined             Acquisition      Combined
                                           -------------    -------------    -------------   -----  -----------   -------------
 Revenues from Operations
   Sales                                   $   4,170,370    $   1,831,710    $   6,002,080                        $   6,002,080
 Cost of Sales                                 3,282,274                -        3,282,274                            3,282,274
                                           -------------    -------------    -------------                        -------------

 Gross Profit                                    888,096        1,831,710        2,719,806                            2,719,806
                                           -------------    -------------    -------------                        -------------

 Operating Expenses

   Sales, General and Administration             709,230        2,108,603        2,817,833                            2,817,833
                        Depreciation             199,932                -          199,932                              199,932
                                           -------------    -------------    -------------                        -------------

 Total Operating Expenses                        909,162        2,108,603        3,017,765                            3,017,765
                                           -------------    -------------    -------------                        -------------

 Income/Loss from Operations                     (21,066)        (276,893)        (297,959)                            (297,959)
                                           -------------    -------------    -------------                        -------------

 Other Income
   Gain on sale of loan inventory                      -          199,978          199,978                              199,978
   Underwriting fees                                   -           61,693           61,693                               61,693
   Miscellaneous income                                -           18,935           18,935                               18,935
   Unrealized income current translation           1,801                -            1,801                                1,801
   Interest                                      242,589           20,921          263,510                              263,510
                                           -------------    -------------    -------------                        -------------

 Total Other Income                              244,390          301,527          545,917                              545,917
                                           -------------    -------------    -------------                        -------------

 Other Expenses
   Interest expense                               95,839            5,852          101,691                              101,691
                                           -------------    -------------    -------------                        -------------

 Total Other Expenses                             95,839            5,852          101,691                              101,691
                                           -------------    -------------    -------------                        -------------

 Income taxes
   Currently payable                              29,709            3,000           32,709                               32,709
   Deferred                                       23,406                -           23,406                               23,406
                                           -------------    -------------    -------------                        -------------
 Total Income Taxes                               53,115            3,000           56,115                               56,115
                                           -------------    -------------    -------------                        -------------

Net income                                 $      74,370    $      15,782    $      90,152                        $      90,152
                                           =============    =============    =============                        =============

Net income per common share                       0.0006           0.0020           0.0007                               0.0007
                                           =============    =============    =============                        =============

Number of shares used in computation         124,900,000        8,000,000      132,900,000                          132,900,000
                                           =============    =============    =============                        =============


                       See Notes to Financial Statements.

         WHITEHALL ENTERPRISES, INC. AND ALTERNATIVE LENDING GROUP, INC.
         NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 1999
                                   (UNAUDITED)

(a) Reflects the estimated purchase accounting adjustments for the ALG Acquisition based upon a preliminary appraisal of the assets and liabilities assumed. For purchase accounting, ALG assets have been recorded at estimated fair market value subject to adjustment based upon the results of an independent appraisal. The estimated amounts recorded for assets and liabilities acquired from ALG are not expected to differ materially from the final assigned values. Purchase accounting adjustments were recorded to eliminate ALG's capital stock and retained earnings at December 31, 1999.

The calculation of excess purchase cost over the estimated fair value of assets acquired and liabilities assumed is summarized as follows:

                  Total purchase cost                               $   400,000

                  Current assets                                      1,354,313
                  Property and equipment                                 45,783
                  Other assets                                          122,203
                  Current liabilities                                  (169,597)
                  Warehouse line of credit - bank                    (1,094,203)
                  Obligations under capital leases                      (17,143)
                  Deferred income taxes                                 (18,000)
                                                                    -----------
                                                                    $   223,356
                                                                    -----------



                  Excess of purchase cost over fair
                    Value of assets acquired and
                    liabilities assumed                             $   176,644
                                                                    ===========



(b) Reflects the elimination of ALG's Class B nonvoting common stock and the related treasury stock.

(c) Reflects the classification of advances from related party to paid in capital. The $150,000 represented the initial working capital contribution referred to in the stock purchase agreement.



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